UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 17, 2021

Quest Diagnostics Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Plaza Drive Secaucus, NJ	07094
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)                 On February 17, 2021, Dr. Daniel C. Stanzione notified Quest Diagnostics Incorporated (the “Company”) that he has decided not to stand for re-election to the board of directors (the “Board”) of the Company at the end of his current term that ends at the Company’s 2021 Annual Meeting of Stockholders, which is scheduled for May 21, 2021 (the “Annual Meeting”). Dr. Stanzione currently serves as the Board’s Lead Independent Director, the Chair of the Executive Committee and Governance Committee and a member of the Audit and Finance Committee and Cybersecurity Committee.

Item 7.01	Regulation FD Disclosure

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a press release announcing the matters described in Item 5.02 and Item 8.01 herein.

Item 8.01	Other Events

In connection with Dr. Stanzione’s decision not to stand for re-election to the Board, on February 17, 2021, the Board’s independent directors selected Timothy M. Ring to serve as the Board’s new Lead Independent Director, effective as of the Annual Meeting. The Board also selected Mr. Ring to Chair the Board’s Governance and Executive Committees and Ms. Vicky B. Gregg to Chair the Board’s Compensation Committee, each effective as of the Annual Meeting.

Item 9.01  Financial Statements and Exhibits

Exhibit	Description
99.1*	Press Release issued by the Company, dated February 23, 2021, announcing described in this Current Report on Form 8-K
104*	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*        Filed herewith.

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

February 23, 2021

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Deputy General Counsel and Corporate Secretary